Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints Dirk Slob, the undersigned’s true and lawful attorney-in fact and agents to:

(1) Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the Securities and Exchange Commission a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission of reports required by Sections 13 and 16(a) of the Securities Exchange Act of 1934 or any rule or regulation thereunder;

(2) Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the Securities and Exchange Commission Forms 3, 4 and 5 and Schedule 13D (including amendments thereto and joint filing agreements in connection therewith) in accordance with Sections 13 and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4 or 5 and Schedule 13D (including amendments thereto and joint filing agreements in connection therewith) and file such Forms and Schedules with the Securities and Exchange Commission and any stock exchange, self-regulatory association or any other authority; and

(4) Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, and its substitutes, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedule 13D with respect to the undersigned’s holdings of and transactions in securities issued by MoneyOnMobile, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in fact. This Power of Attorney revokes any other power of attorney that the undersigned has previously granted with respect to such filings.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Dated: 30th July, 2019	S7 Finance B.V.

	By:	/s/ Alla Krasnogrieva
		Name:	Alla Krasnogrievia
		Title:	Director A
	By:	/s/ Dirk Slob
		Name:	Dirk Slob
		Title:	Director B